SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 30, 2004

New Commerce BanCorp
(Exact name of registrant
as specified in its charter)

South Carolina	333-70589	58-2403844
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

501 New Commerce Court, Greenville, South Carolina 29607
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:   (864) 297-6333

Not Applicable
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.  Financial Statements.  Pro Forma Financial Information and Exhibits.

             (c)          Exhibits

             Exhibit No.               Exhibit

             99.1                            Press Release of New Commerce Bancorp dated January 30, 2004.

Item 12.  Results of Operations and Financial Condition.

On January 30, 2004, New Commerce BanCorp, holding company for New Commerce Bank, issued a press release announcing its decision to increase the amount of nonperforming loans previously disclosed in its quarterly earnings press release for the quarter ended December 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW COMMERCE BANCORP By: /s/ Frank W. Wingate Name: Frank W. Wingate Title: Chief Executive Officer

Dated:  January 30, 2004

EXHIBIT INDEX

Exhibit Number                   Description

99.1        Earnings Press Release disclosing additional nonperforming loans as of December 31, 2003

4